As Filed with the Securities and Exchange Commission on August 25, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVON PRODUCTS, INC. (Exact Name of Registrant as specified in its charter)

New York	13-0544597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Third Avenue
New York, N.Y. 10017-1307
(Address including zip code of Principal Executive Offices)

AVON PRODUCTS, INC. 2013 STOCK INCENTIVE PLAN
(Amended and Restated)
(Full title of the plan)

Jeff Benjamin, Esq.
Senior Vice President, General Counsel and Chief Ethics & Compliance Officer
777 Third Avenue
New York, New York 10017-1307
(212) 282-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Kevin C. Smith, Esq.
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, New York 10009
212-408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.25 per share (“common stock”)	13,000,000 shares	$5.165	$67,145,000	$7,802.25
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the 1933 Act, based upon the average of the high and low prices of the common stock as quoted on the New York Stock Exchange on August 20, 2015.

Explanatory Note
Avon Products, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register 13,000,000 additional shares of the Company’s common stock authorized for issuance under the Avon Products, Inc. 2013 Stock Incentive Plan, as amended and restated (the “Amended Plan”), which was approved by the shareholders of the Company at its annual meeting on May 6, 2015. The Amended Plan is an amendment and restatement of the Avon Products, Inc. 2013 Stock Incentive Plan, with respect to which the Company filed a Registration Statement on Form S-8 (SEC file number 333-188954) with the Securities and Exchange Commission (the “Commission”) on May 30, 2013 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “1933 Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).
Pursuant to Rule 429 under the 1933 Act, the prospectus that is part of this Registration Statement will also be used in connection with the offer and sale of the Company’s common stock previously registered under the Company’s Prior Registration Statement and other Registration Statements on Form S-8 for the Avon Products, Inc. 2010 Stock Incentive Plan, the Avon Products, Inc. 2005 Stock Incentive Plan and the Avon Products, Inc. Year 2000 Stock Incentive Plan (Registration Nos. 333-167174, 333-129866 and 333-43820, respectively).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2014.

(3)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, dated March 18, 1998, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Notwithstanding the foregoing, the Company is not incorporating any document or other information furnished and not filed in accordance with Commission rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. Interest of Named Experts and Counsel.
Karen R. Leu, Esq., Vice President, General Counsel NA & Corporate Secretary, has given her opinion about certain legal matters affecting the shares of the Company’s common stock registered under this Registration Statement. Ms. Leu is eligible to participate in the Amended Plan, and owns, or has the right to acquire, a number of shares of the Company’s common stock which represents less than 1% of the total outstanding common stock of the Company.
ITEM 8. Exhibits.

4.1	Avon Products, Inc. 2013 Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A to Avon's Proxy Statement as filed on March 27, 2015).

4.2
Form of Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

4.3
Form of Retention Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

4.4
Form of Performance Contingent Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

5	Opinion of Karen R. Leu, Esq.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Karen R. Leu, Esq. (included in Exhibit 5).

23.3	Consent of Chadbourne & Parke LLP.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of August, 2015.

AVON PRODUCTS, INC.
By:	/s/ Jeff Benjamin
Name:	Jeff Benjamin
Title:	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Sherilyn S. McCoy	Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2015
SHERILYN S. MCCOY
/s/James S. Scully	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2015
JAMES S. SCULLY
/s/ Robert Loughran	Group Vice President and Corporate Controller (Principal Accounting Officer)	August 25, 2015
ROBERT LOUGHRAN
/s/ Douglas R. Conant	Director	August 25, 2015
DOUGLAS R. CONANT
/s/ W. Don Cornwell	Director	August 25, 2015
W. DON CORNWELL
/s/ V. Ann Hailey	Director	August 25, 2015
V. ANN HAILEY
/s/ Nancy Killefer	Director	August 25, 2015
NANCY KILLEFER
/s/ Susan J. Kropf	Director	August 25, 2015
SUSAN J. KROPF
/s/ Maria Elena Lagomasino	Director	August 25, 2015
MARIA ELENA LAGOMASINO
/s/ Sara Mathew	Director	August 25, 2015
SARA MATHEW
/s/ Helen McCluskey	Director	August 25, 2015
HELEN MCCLUSKEY
/s/ Charles H. Noski	Director	August 25, 2015
CHARLES H. NOSKI
/s/ Gary M. Rodkin	Director	August 25, 2015
GARY M. RODKIN
/s/ Paula Stern	Director	August 25, 2015
PAULA STERN

EXHIBIT INDEX

4.1	Avon Products, Inc. 2013 Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A to Avon's Proxy Statement as filed on March 27, 2015).

4.2
Form of Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

4.3
Form of Retention Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

4.4
Form of Performance Contingent Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

5	Opinion of Karen R. Leu, Esq.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Karen R. Leu, Esq. (included in Exhibit 5).

23.3	Consent of Chadbourne & Parke LLP.